EXHIBIT 2


                                   MANAGER OF
                 IDT DOMESTIC-UNION, LLC AS OF OCTOBER 23, 2001

         The name, position and business address of the manager of IDT Domestic-Union, LLC is set forth below.

Name                  Position                 Principal Occupation             Business Address
----                  --------                 --------------------             ----------------
IDT Domestic Telecom, Managing Member          N/A                              c/o IDT Domestic-Union, LLC
Inc.                                                                            520 Broad Street
                                                                                Newark, NJ 07102